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                                                                    Exhibit 23.1

                              CONSENT OF KPMG LLP

The Board of Directors
Zhone Technologies, Inc.:

   We consent to the use of our reports included herein and the reference to our firm under the headings "Experts" and "Selected Consolidated Financial Data" in the prospectus.

                                          KPMG LLP

Mountain View, California
October 16, 2000